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                                                                     Exhibit 4.8

                                                                  Execution Copy

                      AMENDMENT NO. 3 TO THE FIRST AMENDED
                      AND RESTATED STOCKHOLDERS' AGREEMENT

      THIS AMENDMENT NO. 3 TO THE FIRST AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (this "THIRD AMENDMENT") is dated as of July 7, 2004, by and among AT&T WIRELESS PCS LLC, a Delaware limited liability company (together with its Affiliated Successors, "AT&T PCS"), the investors listed under the heading "Cash Equity Investors" on the signature pages hereto (individually, each a "CASH EQUITY INVESTOR" and, collectively, with any of their respective Affiliated Successors, the "CASH EQUITY INVESTORS"), the individuals listed under the heading "Management Stockholders" on the signature pages hereto (individually, each a "MANAGEMENT STOCKHOLDER" and, collectively, the "MANAGEMENT STOCKHOLDERS"), the individual listed under the heading "Independent Director" on the signature pages hereto (the "INDEPENDENT DIRECTOR"), and TRITON PCS HOLDINGS, INC., a Delaware corporation (the "COMPANY"). Certain capitalized terms used herein and not otherwise defined have the meaning assigned to such terms in the Stockholders' Agreement referred to below.

      WHEREAS, each of the parties hereto (other than the Company) is a Stockholder of the Company;

      WHEREAS, the parties hereto are parties to that certain First Amended and Restated Stockholders' Agreement, dated as of October 27, 1999 (the "STOCKHOLDERS' AGREEMENT"), as amended by Amendment No. 1 to the First Amended and Restated Stockholders' Agreement, dated as of April 4, 2002 (the "FIRST AMENDMENT"), and as further amended by Amendment No. 2 to the First Amended and Restated Stockholders' Agreement, dated as of November 6, 2003 (the "SECOND AMENDMENT"); and

      WHEREAS, the parties have determined to amend the Stockholders' Agreement, as previously amended by the First Amendment and the Second Amendment, by entering into this Third Amendment, in order to provide that (i) among the events that shall cause the termination of the Stockholders' Agreement shall be
(A) the delivery, assignment and surrender by AT&T PCS of the Stock under
Section 2.1 or Section 7.4 of, and as defined in, that certain Agreement, as the same may be amended from time to time, by and among the Company, AT&T Wireless Services, Inc., AT&T Wireless PCS LLC and Cingular Wireless LLC (the "AWS/Cingular Agreement") or (B) the failure of the Company to accept delivery of the Stock, for any reason, in the manner contemplated by Section 2.1 or
Section 7.4 of the AWS/Cingular Agreement and (ii) the transactions contemplated in the AWS/Cingular Agreement shall not be subject to the restrictions and obligations relating to the transfer of the Company's capital stock contained in
Article 4 of the Stockholders' Agreement or elsewhere in the Stockholders' Agreement.

      NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

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      1.    Amendment to Article 4. Article 4 of the Stockholders' Agreement is
hereby amended by adding the following new Section 4.8:

            4.8 Certain Transactions. Notwithstanding any provision of the Agreement, the transactions contemplated in that certain Agreement, as the same may be amended from time to time, by and among the Company, AT&T Wireless Services, Inc., AT&T Wireless PCS LLC and Cingular Wireless LLC (the "AWS/Cingular Agreement") shall not be subject to the restrictions and obligations relating to the transfer of the Company's capital stock contained in this Article 4 or elsewhere in this Agreement.

      2. Amendment to Section 12.3. Section 12.3(a) of the Stockholders' Agreement is hereby amended and restated to read in its entirety as follows:

"12.3 Term.

      (a) Subject to Sections 12.3(b), 12.3(c) and 12.4, this Agreement shall terminate upon the earliest to occur of any of the following events:

            (i)   The consent in writing of all of the parties hereto; or

            (ii)  February 4, 2009; or

            (iii) One Stockholder shall Beneficially Own all of the Common Stock; or

            (iv) The occurrence of the delivery and surrender by AT&T Wireless PCS LLC of the Stock under Section 2.1 or Section 7.4 of, and as defined in the AWS/Cingular Agreement; or

            (v) The failure of the Company to accept delivery of the Stock, for any reason, in the manner contemplated by Section 2.1 or Section 7.4 of the AWS/Cingular Agreement."

      3. Amendment Effectiveness Date. This Third Amendment shall be effective on the date that a counterpart hereof shall have been executed by each of the Company and the holders of a majority of the shares of each class of capital stock held by the parties to the Stockholders' Agreement, as amended, including AT&T PCS, 66 2/3% of the Common Stock Beneficially Owned by the Cash Equity Investors and 60.1% of the Common Stock Beneficially Owned by the Management Stockholders.

      4.    Representation and Warranties.

      (a) Each of the Company, as to itself, each Cash Equity Investor, as to itself, and AT&T PCS, as to itself, represents and warrants, as applicable, to each of the other parties as follows:

                                      -2-

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            (i)   It is a corporation, limited liability company, general
partnership or limited partnership, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

            (ii) It has the requisite power, authority and capacity to execute, deliver and perform this Third Amendment.

            (iii) The execution and delivery of this Third Amendment by it have been duly and validly authorized by its Board of Directors (or equivalent body), if required, and no other proceedings on its part which have not been taken (including, without limitation, approval of its stockholders, partners or members, as applicable) are necessary to authorize this Third Amendment.

            (iv) This Third Amendment has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

            (v) The execution, delivery and performance by it of this Third Amendment will not (A) conflict with, or result in a breach or violation of, any provision of its organizational documents; (B) constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (x) any Law or License, or (y) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (c) require any Consent, or the approval of its board of directors, general partner, stockholders or similar constituent bodies, as the case may be (which approvals have not been obtained).

            (vi) There is no action, proceeding or investigation pending or, to its knowledge, threatened against it or any of its properties or assets that would affect its ability to enter into this Third Amendment or to fulfill its obligations hereunder.

      (b) Each Management Stockholder and Independent Director represents and warrants, as to himself or herself, to each of the other parties as follows:

            (i) He or she has the requisite capacity to execute, deliver and perform this Third Amendment.

            (ii) This Third Amendment has been duly executed and delivered by him or her and constitutes his or her valid and binding obligation, enforceable against him or her in accordance with its terms, except as such enforceability may be limited by

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bankruptcy, insolvency, fraudulent transfer or conveyance, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

            (iii) The execution, delivery and performance by him or her of this Third Amendment will not require any Consent not already obtained.

            (iv) There is no action, proceeding or investigation pending or, to the knowledge of him or her, threatened against him or her or any of his or her properties or assets that would affect his or her ability to enter into this Third Amendment or to fulfill his or her respective obligations hereunder.

      5. Severability of Provisions. Any provision of this Third Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      6. Agreements to Remain in Full Force and Effect. This Third Amendment shall be deemed to be an amendment to the Stockholders' Agreement as amended by the First Amendment and the Second Amendment. All references to the Stockholders' Agreement in any other agreements or documents shall, on and after the date hereof , be deemed to refer to the Stockholders' Agreement as amended by the First Amendment and the Second Amendment and as further amended hereby. Except as amended by the First Amendment and the Second Amendment or as further amended hereby, the Stockholders' Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects.

      7. Heading. The headings in this Third Amendment are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Third Amendment or any provision thereof.

      8. Counterparts. This Third Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

      9. Governing Law. This Third Amendment shall be governed and construed in accordance with the laws of the State of Delaware.

                            [Signature Pages Follow]

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      IN WITNESS WHEREOF, each of the parties has executed or consent that this
Third Amendment be executed by its duly authorized officers as of the date first written above.

                               AT&T PCS:

                               AT&T WIRELESS PCS LLC

                               By: AT&T WIRELESS SERVICES,
                                   INC., its manager

                               By: /s/ Mark O. Bradner
                                   --------------------------------------------
                               Name:  Mark O. Bradner
                               Title: Vice President, Business
                                      Development, AT&T  Wireless
                                      Services, Inc.

                               COMPANY:

                               TRITON PCS HOLDINGS, INC.

                               By: /s/ Michael E. Kalogris
                                   --------------------------------------------
                               Name:  Michael E. Kalogris
                               Title: Chairman & CEO

            [Signature Pages to Amendment No. 3 to First Amended and
                        Restated Stockholders' Agreement]

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                               CASH EQUITY INVESTORS:

                               J.P. MORGAN PARTNERS (23A SBIC), LLC

                               By: /s/ Arnold L. Chavkin
                                   ---------------------
                                   Name: Arnold L. Chavkin
                                   Title: Executive Vice President

                               J.P. MORGAN SBIC LLC

                               By: /s/ Arnold L. Chavkin
                                   --------------------
                                   Name: Arnold L. Chavkin
                                   Title: Executive Vice President

                               SIXTY WALL STREET SBIC FUND, L.P.

                               By: SIXTY WALL STREET SBIC
                                   CORPORATION, its general partner

                               By: /s/ Arnold L. Chavkin
                                   ---------------------
                                   Name: Arnold L. Chavkin
                                   Title: Executive Vice President

            [Signature Pages to Amendment No. 3 to First Amended and
                        Restated Stockholders' Agreement]

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                               PRIVATE EQUITY INVESTORS III, L.P.

                               By: ROHIT M. DESAI ASSOCIATES
                                   III, L.L.C., its general partner

                               By: Rohit M. Desai
                                   -------------------------------------------
                                   Name: Rohit M. Desai
                                   Title: Managing Member

                               EQUITY-LINKED INVESTORS-II

                               By: ROHIT M. DESAI ASSOCIATES-
                                   II, its general partner

                               By: Rohit M. Desai
                                   -------------------------------------------
                                   Name:  Rohit M. Desai
                                   Title: Managing Partner

            [Signature Pages to Amendment No. 3 to First Amended and
                        Restated Stockholders' Agreement]

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                               MANAGEMENT STOCKHOLDERS:

                               /s/ Michael E. Kalogris
                               -----------------------------------------------
                               Michael E. Kalogris

                               /s/ David D. Clark
                               -----------------------------------------------
                               David D. Clark

                               /s/ William A. Robinson
                               -----------------------------------------------
                               William Robinson

                               /s/ Daniel Hopkins
                               -----------------------------------------------
                               Daniel Hopkins

            [Signature Pages to Amendment No. 3 to First Amended and
                        Restated Stockholders' Agreement]